Exhibit 10.3

RENEWABLE CHEMICALS CORPORATION

2007 EQUITY INCENTIVE PLAN

Adopted Effective November 16, 2007

(Amended October 15, 2008)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent (if any) and any Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock. Capitalized terms not defined elsewhere in the text are defined in Section 22 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act (“Rule 701”), Awards may be granted pursuant to this Plan which do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code (“Section 25102(o)”). Any requirement of this Plan legally required only because of the requirements of Section 25102(o) need not apply if the Committee so determines pursuant to a duly adopted resolution recorded in its minutes or by an action taken by written consent without a meeting.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 17 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be One Million Two Hundred Thousand Shares (1,200,000) (or such lesser number of Shares as is permitted by applicable law). Subject to Sections 2.2 and 17 hereof, if Shares: (a) are subject to an Award that terminates without such Shares being issued, or (b) are issued pursuant to an Award, but are forfeited or repurchased by the Company at the original issue price at which such Shares were issued under such Award; then such Shares will again be available for grant and issuance under this Plan. At all times the Company will reserve and keep available the number of Shares necessary to satisfy the requirements of all Awards then outstanding under this Plan. To the extent required by applicable law, in no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under this Plan upon exercise of ISOs (defined in Section 5 below) exceed 20,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Prices and Purchase Prices of, and number of Shares subject to, then outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price per share of any Option may not be decreased to below the par value of a Share.

3. ELIGIBILITY. ISOs (as defined in Section 5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary. All other types of Award may be granted to any employee, officer, director or consultant of the Company or of any Parent or Subsidiary; provided, however, that with respect to any consultant, such consultant is a natural person and the Award to such consultant is in full or partial compensation for bona fide services unconnected with any offer and sale of securities in a capital-raising transaction. Any Participant may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Authority. The Committee will administer this Plan. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan;

(c) grant Awards and approve persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards or awards under any other incentive or compensation plan of the Company or of any Parent or Subsidiary;

(g) determine whether Section 25102(o) is to apply to an Award;

(h) grant waivers of any conditions of this Plan or any Award;

(i) determine the terms of vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement or any Exercise Agreement;

(k) determine whether an Award has been earned;

(l) delegate to one or more officers of the Company the authority to grant Awards within parameters established by the Committee, provided each such officer is a member of the Board and subject to applicable law (for example, the corporate governance laws of the state of the Company’s incorporation);

(m) delegate authority to grant Awards to a committee comprised solely of two, or more, “outside directors” (as defined in the regulations promulgated under Section 162(m) of the Code);

(n) make all other determinations necessary or advisable for the administration of this Plan; and

(o) extend the vesting period beyond a Participant’s Termination Date.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion, provided such determination does not contravene any other express term of this Plan or direction of the Board, either: (a) at the time of grant of the Award, or (b) at any later time, subject to Section 5.9 hereof and provided such determination does not contravene any express term of such Award. Any such determination will be final and binding on the Company and on all persons having an interest in any Award affected by such determination.

5. OPTIONS. The Committee will determine the date of grant of each Option, whether such Option will be an “incentive stock option” within the meaning of Section 422 of the Code (“ISO”) or a nonqualified stock option (“NQSO”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement, expressly identifying the Option as an ISO or an NQSO (“Stock Option Agreement”), which will: (a) be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and (b) comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date of grant is specified by the Committee. The Stock Option Agreement and a copy of this Plan must be delivered to the Participant within a reasonable time after the date of grant of the Option.

5.3 Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 11 hereof, or may be exercisable within the times or upon the events determined by the Committee, as set forth in the Stock Option Agreement governing such Option; but in no event shall an Option granted to an employee who is a non-exempt employee for purposes of overtime pay under the Fair Labor Standards Act of 1938, be exercisable earlier than six (6) months after its date of grant. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. Subject to earlier termination of the Option as provided herein, to the extent Section 25102(o) is intended to apply, each Participant who is not an officer, director or consultant of the Company or of a Parent or Subsidiary shall have the right to exercise an Option granted hereunder at the rate of no less than twenty percent (20%) per year over five (5) years from the date such Option is granted.

(a) Subject to the terms of this Plan, any Option will expire no later than the latest date set forth in the Stock Option Agreement for the Option which date shall be no later than the date that is the tenth (10th) anniversary of the date the Option is granted.

(b) Any Option which is an ISO, or to which Section 25102(o) is to apply, will expire and cease to be exercisable no later than on the date that is the tenth (10th) anniversary of the date the Option is granted.

(c) Any ISO granted to a Ten Percent Stockholder will expire and cease to be exercisable no later than on the date that is the fifth (5th) anniversary of the date the ISO is granted.

(d) Any Option held by a Participant who is Terminated for Cause will expire and cease to be exercisable on such Participant’s Termination Date unless determined otherwise by the Committee.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, subject to the following:

(a) If the Option is one to which Section 25102(o) is to apply, then the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date of grant;

(b) If the Option is to be an ISO but is not granted to a Ten Percent Stockholder, then the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant;

(c) If the Option is granted to a Ten Percent Stockholder, then the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant unless such Option is both (i) not an ISO and (ii) not one to which Section 25102(o) is to apply.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

5.6 Termination. Subject to earlier termination pursuant to Sections 17 and 18 hereof and unless a different exercise period is expressly set forth in the Stock Option Agreement, the exercise period of an Option is always subject to the following:

(a) If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, within three (3) months after the Termination Date (or within such longer or shorter time period (not less than thirty (30) days if granted to a non-officer employee to whom Section 25102(o) is applicable) after the Termination Date as may be determined by the Committee, with any exercise occurring three (3) months or more after the Termination Date deemed to be exercise of an NQSO) but in any event, no later than the applicable expiration date for such Option determined under Section 5.3 above.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months if granted to a non-officer employee to whom Section 25102(o) is applicable, as may be determined by the Committee). The post-termination exercise period for Termination due to death or Disability may be for a longer time period than twelve (12) months, but shall not exceed five (5) years, after the Termination Date, if so determined by the Committee. In no event, however, shall the post-termination exercise period extend beyond the applicable expiration date for such Option determined under Section 5.3 above.

(c) In the case of an ISO however, any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or “permanent and total disability”, within the meaning of Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), shall be deemed to be exercise of an NQSO.

(d) When a Participant is Terminated for Cause, such Participant’s Options may be exercised to no extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and such Options shall expire as determined under Section 5.3(d) above.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price per share will not be reduced below the par value, if any, of a Share.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award made in the form of a thirty-day offer by the Company to sell Shares that are subject to certain specified restrictions. The Committee will determine all the terms and conditions of the Restricted Stock Award (such as, the number of Shares, the Purchase Price and the restrictions to which the Shares will be subject) subject to the following:

6.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Participant’s acceptance of the Restricted Stock Award is accomplished by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment of the Purchase Price for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment (made in accordance with Section 8.1 hereof) of the Purchase Price for the Shares to the Company within such thirty (30) day period, then such Restricted Stock Award will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and if Section 25102(o) is applicable, then the Purchase Price will be at least equal to eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted or at the time the purchase is consummated, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be one hundred percent (100%) of the Fair Market Value on the date the Restricted Stock Award is granted or at the time the purchase is consummated.

6.3 Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Section 11 hereof or such other restrictions determined by the Committee or required by law (including the restrictions required by Section 25102(o) when intended to apply).

7. PAYMENT FOR SHARE PURCHASES.

7.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (including by check) or, where expressly approved for the Participant by the Committee and permitted by law:

(a) by cancellation of indebtedness of the Company owed to the Participant;

(b) by surrender of shares that: (i) either (A) have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) unfavorable accounting treatment as determined by the Committee in its sole discretion; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value of the Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation Law, to the extent that Delaware General Corporation Law is applicable;

(d) by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price of the Shares so purchased, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward such total Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

7.2 Loan Guarantees. The Committee may, in its sole discretion, elect to assist the Participant in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

8. WITHHOLDING TAXES.

8.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any foreign, federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy any foreign, federal, state, and local tax withholding requirements.

8.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant must pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum tax withholding obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. Any election by any Participant to have Shares withheld for this purpose must be in writing on a form made in accordance with the requirements established by the Committee for such election, and must be accepted by the Committee.

9. PRIVILEGES OF STOCK OWNERSHIP.

9.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the date of issuance of Shares to the Participant as recorded in the stockholder records of the Company. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 11 hereof. To the extent required, the Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of common stock.

9.2 Financial Statements. For each Participant who holds an Award the Company exempts from qualification under Section 25102(o), and for whom such is required by Section 25102(o), the Company will provide financial statements annually during the period such Participant holds such Award, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to those Participants who are key employees whose services in connection with the Company assure them access to equivalent information.

10. TRANSFERABILITY. Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative.

11. RESTRICTIONS ON SHARES.

11.1 Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, except as prohibited by Section 25102(o) when Section 25102(o) is intended to apply, provided that such right of first refusal terminates upon the Company’s initial public offering of common stock pursuant to an effective registration statement filed under the Securities Act.

11.2 Right of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time within the later of ninety (90) days after the Participant’s Termination Date and the date the Participant purchases such Shares under the Plan, at a repurchase price per Share equal to the Participant’s Exercise Price or Purchase Price, as the case may be, provided that to the extent Section 25102(o) is intended to apply, unless the Participant is an officer, director or consultant of the Company or of a Parent or Subsidiary, such right of repurchase lapses at the rate of no less than twenty percent (20%) per year over five (5) years from: (a) the date of grant of the Option or (b) in the case of Restricted Stock, the date the Participant purchases the Shares.

12. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

13. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares set forth in Section 11 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

14. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of common stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan which do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan which is required in law only because of the requirements of Section 25102(o) need not apply if the Committee so determines, or Section 25102(o) is modified such that the requirement is no longer required in law, or Section 25102(o) is actually inapplicable. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue as an employee, officer, director or consultant with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate such service at any time, with or without Cause.

17. CORPORATE TRANSACTIONS.

17.1 Assumption, Conversion or Replacement of Awards by Successor or Acquiring Company. In the event of a Corporate Transaction any or all outstanding Awards may be assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement shall be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards). The successor or acquiring corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions substantially no less favorable to the Participant. In the event such successor or acquiring corporation, if any, refuses to assume, convert or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor or acquiring corporation due to a dissolution or liquidation of the Company, then, such Awards shall expire in connection with such Corporate Transaction at such time and on such conditions as the Board determines (including, without limitation, full or partial vesting and exercisability of any or all outstanding Awards).

17.2 Other Treatment of Awards. Notwithstanding the provisions of Section 17.1, in the event of the occurrence of any Corporate Transaction, all outstanding Awards will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

17.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such award that is an “incentive stock option” under Section 422 of the Code will be adjusted pursuant to Section 424(a) of the Code to preserve such status). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18. ADOPTION AND STOCKHOLDER APPROVAL. This Plan takes effect on the Effective Date. To permit the grant of ISOs and the coverage of Section 25102(o) when desirable, this Plan must be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan from the determination of whether such approval has been obtained), consistent with applicable laws, within twelve (12) months before or after the date the Plan is approved by the Board. Commencing on the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercisable prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercisable prior to the time such increase has been approved by the stockholders of the Company; and (c) with respect to Awards to which Section 25102(o) is intended to apply if the necessary stockholder approval is not obtained within the required time period, then all such Awards granted hereunder shall automatically expire, any Shares issued pursuant to any such Award shall automatically be canceled and any purchase of such Shares shall be rescinded.

19. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

20. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o) or the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

21. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22. CERTAIN DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Stock Option Agreement and Restricted Stock Purchase Agreement.

“Board” means the Board of Directors of the Company.

“Cause” means Termination on the basis of any of the following: (i) Participant’s conviction for, or guilty plea to, a felony involving moral turpitude; (ii) a willful refusal by Participant to comply with the lawful and reasonable instructions of the Company, or to otherwise perform Participant’s duties as lawfully and reasonably determined by the Company, in each case that is not cured by Participant (if such refusal is of a type that is capable of being cured) within 15 days of written notice being given to Participant of such refusal; (iii) any willful misconduct or act of dishonesty undertaken by Participant and intended to result in Participant’s (or any other person’s) substantial gain or personal enrichment at the expense of the Company or any of its customers, partners, affiliates, or employees; or (iv) any willful act of gross misconduct by Participant which is materially injurious, or intended to be materially injurious, to the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no such committee is created and appointed, the Board.

“Company” means Renewable Chemicals Corporation, a Delaware corporation, or any successor corporation.

“Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation, (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date designated by the Board (as recorded in the minutes of the Board) for this Plan to take effect.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s common stock determined as follows:

(a) if such common stock is then quoted on the Nasdaq Stock Market, its closing price on the Nasdaq Stock Market on the date of determination as reported in The Wall Street Journal;

(b) if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such common stock is publicly traded but is not quoted on the Nasdaq Stock Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 5 hereof.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Renewable Chemicals Corporation 2007 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price at which a Participant may purchase Restricted Stock.

“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award.

“Restricted Stock Award” means an Award made pursuant to Section 6 hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s common stock ($0.00001 par value per share), reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17 hereof, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Ten Percent Stockholder” means any person who directly or by attribution (determined under Section 422 of the Code) owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary. A Participant will not be deemed to have ceased to provide services in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days unless: (i) reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (ii) provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on (A) sick leave, (B) military leave or (C) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Parent or Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

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